Exhibit 5.3

December 18, 2025

Lineage, Inc.

Lineage OP, LP

Lineage Europe Finco B.V.

46500 Humboldt Drive

Novi, Michigan 48377

Attention: Legal Department

Columbia Colstor, Inc.

46500 Humboldt Drive

Novi, Michigan 48377

Attention: Legal Department

RE:	Opinion Regarding Certain Matters of Washington Law with respect to Registration Statement on Form S-3

Ladies and Gentlemen:

At the request of Lineage OP, LP, a Maryland limited partnership (the “Operating Partnership”), Lineage Europe Finco B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law (“Lineage Europe”), and Lineage, Inc., a Maryland corporation (the “Company”), we have acted as limited Washington special counsel to Columbia Colstor, Inc., a Washington corporation (“Washington Obligor”), in connection with the registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) relating to the registration for the proposed issuance and sale from time to time of one or more series of securities, including (i) the Company’s debt securities, which may either be senior debt securities, senior subordinated debt securities or subordinated debt securities (collectively, the “Company Debt Securities”); (ii) the Operating Partnership’s debt securities, which may either be senior debt securities, senior subordinated debt securities or subordinated debt securities (collectively, the “OP Debt Securities”); (iii) Lineage Europe’s debt securities, which may either be senior debt securities, senior subordinated debt securities or subordinated debt securities (collectively, the “Euro Debt Securities” and, together with the Company Debt Securities and the OP Debt Securities, the “Debt Securities”); and (iv) guarantees of the Debt Securities by, among others, Washington Obligor (the “Debt Securities Guarantees”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement. The Company Debt Securities and related Debt Securities Guarantees are to be issued under that certain indenture to be entered into among the Company, the guarantors party thereto and U.S. Bank Trust Company, National Association, a national banking association, as trustee (the “Trustee”), a form of which has been filed as an exhibit to the Registration Statement (the “Company Base Indenture”). The OP Debt Securities and related Debt Securities Guarantees are to be issued under that certain indenture dated as of June 17, 2025 (the “OP Base Indenture”) among the Operating Partnership, the Company and the Trustee, which has been filed as an exhibit to the Registration Statement. The Euro Securities and related Debt Securities Guarantees are to be issued under that certain indenture dated as November 26, 2025 (the “Euro Base Indenture” and, together with the Company Base Indenture and the OP Base Indenture, the “Base Indentures”) among Lineage Europe, the Company, the Operating Partnership and the Trustee, which has been filed as an exhibit to the Registration Statement

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December 18, 2025 Page 2

In connection with this opinion, we have examined and relied on the following documents, each of which is dated as of the date hereof (unless otherwise indicated):

1.                  Each Indenture, as hereinafter defined;

2.                  The Registration Statement filed with the SEC on or about the date hereof, including the prospectus contained therein;

3.                  Copies certified to us by an authorized officer of Washington Obligor of (i) its Articles of Incorporation, as modified and amended to date, (ii) its Bylaws, and (iii) the Actions by Unanimous Written Consents of its Board of Directors dated as of (A) June 17, 2025 and (B) November 26, 2025 (the “Charter Documents”);

4.                  A certificate from an authorized officer of Washington Obligor with respect to certain factual matters relied upon in connection with rendering the opinions set forth herein (the “Opinion Certificate”); and

5.                  A Certificate of Existence issued by the Washington Secretary of State on December 17, 2025 with respect to Washington Obligor (the “Good Standing Certificate”).

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As used herein, the term “Guarantor Documents” shall mean documents 1 and 2 above and the term “Opinion Documents” shall mean documents 1 through 5 above.

In connection with this opinion, we have examined and relied upon the representations and warranties as to factual matters contained in and made pursuant to the Opinion Documents by the various parties and upon originals or copies certified to our satisfaction of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below including, but not limited to, the Opinion Certificate dated as of even date herewith. As to certain factual matters, we have relied upon the Opinion Certificate and have not sought independently to verify such matters.

For purposes of this opinion letter, we have assumed that (i) the issuance, sale, amount and terms of any Debt Securities Guarantees of Washington Obligor to be offered from time to time will have been approved and established by proper corporate action of Washington Obligor, consistent with the procedures and terms described in the Registration Statement and the applicable Prospectus Supplement (as defined below), and in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on Washington Obligor or otherwise impair the legal or binding nature of the obligations represented by the applicable Debt Securities Guarantees of Washington Obligor; (ii) at the time of offer, issuance and sale of any Debt Securities and the related Debt Securities Guarantees of Washington Obligor pursuant to the Registration Statement, the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will have become effective under the Securities Act of 1933, as amended (the “Securities Act”), and no stop order suspending its effectiveness will have been issued and remain in effect; and a prospectus supplement will have been prepared and filed with the SEC describing the Debt Securities and the related Debt Securities Guarantees of Washington Obligor offered thereby (each, a “Prospectus Supplement”) and all related documentation and will comply with all applicable laws; and (iii) the Debt Securities and the related Debt Securities Guarantees of Washington Obligor will be delivered against payment of valid consideration therefor and in accordance with the terms of the applicable board resolutions authorizing such sale and any applicable underwriting agreement or purchase agreement and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement.

In rendering this opinion, we have assumed, without investigation and with your consent: (i) the genuineness and authenticity of all signatures on original documents; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to originals of all documents submitted to us as copies; (iv) the accuracy, completeness and authenticity of certificates of public officials; (v) the legal competency and capacity of all individuals executing and delivering documents; (vi) the Guarantor Documents accurately and completely describe and contain the parties’ mutual intent, understanding, and business purposes, and there are no oral or written statements, agreements, understandings, or negotiations, nor any usage of trade or course of prior dealing among the parties, that directly or indirectly modify, define, amend, supplement, or vary, or purport to modify, define, amend, supplement or vary, any of the terms of the Guarantor Documents or any of the parties’ rights or obligations thereunder, by waiver or otherwise; (vii) the factual accuracy of all representations, warranties and other statements made by all the parties in the documents we have examined, including, without limitation, the Opinion Documents; (viii) no fraud, duress or mutual mistake of fact or misunderstanding exists with relation to the negotiation of the transactions contemplated in the Guarantor Documents or the execution of the Guarantor Documents; (ix) all statutes, judicial and administrative decisions, and all rules and regulations of governmental agencies constituting applicable Washington law are generally available to lawyers practicing in Washington, and are in a format that makes legal research reasonably feasible; (x) no person upon whom reliance is placed for purposes of this opinion had perpetrated a fraud upon any party to the Guarantor Documents, or upon opining counsel.

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On the basis of the foregoing, in reliance thereon, and subject to the assumptions, qualifications, limitations and exceptions contained herein, we are of the opinion that:

With respect to any Debt Securities and related Debt Securities Guarantees of Washington Obligor, when:

a.        the terms and conditions of such Debt Securities and Debt Securities Guarantees of Washington Obligor have been duly established by a supplemental indenture(s), board resolution or officers’ certificate in accordance with the terms and conditions of the applicable Indenture, as hereinafter defined;

b.        any such supplemental indenture(s), board resolution or officers’ certificate has been duly executed and delivered by the Company, the Operating Partnesrhip, and/or Lineage Europe as applicable, Washington Obligor and the Trustee (together with the applicable Base Indenture, the “Indenture”); and

c.        such Debt Securities have been executed (in the case of certificated Debt Securities), delivered and authenticated in accordance with the terms of the applicable Indenture and issued and sold for the consideration set forth in the applicable definitive purchase, underwriting or similar agreement,

(i) Washington Obligor will have all requisite corporate power and authority to execute, deliver and perform its obligations under the Debt Securities Guarantees of Washington Obligor, and (ii) the issuance of the related Debt Securities Guarantees by Washington Obligor will be duly authorized.

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The opinions set forth above are subject to the following qualifications and limitations:

A.       We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of Washington. This opinion letter is limited to the matters stated herein and may not be relied on by you for any other purpose, and no opinion is implied or may be inferred beyond the matters expressly stated. The opinions expressed in this opinion letter are based upon the law in effect on the date hereof and the facts in existence as of the date hereof and the express terms of the Guarantor Documents, and we assume no obligation to revise or supplement this letter should (i) such law be changed by legislative action, judicial decision, or otherwise (ii) such facts be changed or the occurrence or non-occurrence of any event after the date hereof.

This opinion letter is for your benefit and use in connection with the Registration Statement and may be relied upon by your counsel, Latham & Watkins LLP, for the purpose of giving its Exhibit 5.1 legal opinion in connection with the Registration Statement.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and its incorporation by reference and to the reference to our firm in the Registration Statement under the caption “Legal Matters”. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Snell & Wilmer L.L.P.

Snell & Wilmer L.L.P.